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                                                                      Exhibit 21
                     SUBSIDIARIES OF BUFFETS HOLDINGS, INC.

                                                                                Name Under Which
                                                                              Subsidiary Operates
      Subsidiary                         State of Incorporation                  Restaurants
      ----------                         ----------------------                  -----------
Buffets, Inc.                                  Minnesota                  Not applicable
Distinctive Dining, Inc.                       Minnesota                  Not applicable
HomeTown Buffet, Inc.                          Minnesota                  HomeTown, Granny's, Old Country
                                                                          Buffet
OCB Purchasing Co.                             Minnesota                  Not applicable
OCB Restaurant Co.                             Minnesota                  HomeTown, Old Country Buffet
Restaurant Innovations, Inc.                   Minnesota                  Not applicable
Tahoe Joe's, Inc.                              Delaware                   Tahoe Joe's Famous Steakhouse
NHSE Bennington, LLC                           Arizona                    Not applicable